Exhibit 99.1

                                                  For Release at 1:05 p.m.

Contacts:

John McGrath
V.P. and Chief Financial Officer
510-574-2575
john_mcgrath@net.com
--------------------

Brenda Ropoulos
Director of Corporate Relations
510-574-2508
brenda_ropoulos@net.com
-----------------------

           NETWORK EQUIPMENT TECHNOLOGIES, INC. ANNOUNCES RESULTS FOR
                              THIRD QUARTER FY 2003

            Company Posts Sixth Consecutive Quarter of Revenue Growth
                      Product Revenue Up 44% Year-over-Year

         Fremont, CA January 15, 2003 - net.com (NYSE: NWK), a global provider of multiservice networking and service creation platforms, today reported its fiscal year 2003 third quarter results for the period ended December 27, 2002.

         Total revenue for the third quarter of fiscal 2003 increased 26.4 percent to $33.0 million, from $26.1 million for the same quarter of the prior year. Third quarter total revenue also reflects a sequential increase of 17.6% over the $28.1 million for the second quarter of fiscal 2003. Product revenue increased 44.4 percent year over year to $28.0 million in the third quarter, from $19.4 million in the third quarter of fiscal 2002. Product revenue increased 21.2 percent from $23.1 million in the second quarter of fiscal 2003.

         Net loss for the third quarter of fiscal 2003 was $3.2 million, or $0.14 per share, compared to a net loss for the third quarter of fiscal 2002 of $8.2 million, or $0.37 per share. Net loss improved $0.17 per share over the second quarter of 2003 loss of $6.9 million, or $0.31 per share.

         Total revenue for the nine-month period ending December 27, 2002 was $88.3 million compared to $74.8 million for the same period last year. The Company reported a net loss of $19.0 million, or $0.85 per share, compared to a net loss of $35.3 million, or $1.60 per share for the same period in fiscal 2002.

         Operating results for the third quarter of fiscal 2003 include:

         o Charges of $689,000 related to a reduction in headcount, and $338,000 resulting from the write-off of service equipment and spares for product lines previously discontinued; and

         o Other income of $193,000 related to the receipt of the final insurance settlement for building defects for the company's former campus.

         Hubert "Bert" Whyte, president and CEO, noted, "I am very pleased with the continuous improvement that we have made in our business as we move closer to returning the company to profitability. We have managed our costs effectively while delivering six consecutive quarters of revenue growth in a very tough environment.

         "Both existing and new customers have embraced our time-proven multiplexer family of products during a period when resiliency, reliability, and security are important. At the same time, our strong reputation has provided us with access to new customer and product opportunities.

         "Out of the turmoil of the industry is emerging an important new network model that will ultimately dominate broadband infrastructures. At the edge of the network, this infrastructure combines ATM, IP, and BRAS under an open control environment. These are the specific characteristics of our SCREAM(TM) Service Creation Manager(TM) platform," concluded Whyte.

Highlights for Third Quarter FY03

Highlights from the current quarter included the following:

         o Strong demand for both legacy and new products, particularly from government customers.

         o Expansion of the Riga City Council network in Latvia, a long-time Promina(R) customer, that leverages the SCREAM platform's native ATM/IP and BRAS for switching and traffic shaping and progressive service management today with plans for IP migration in the future.

         o The SHOUT900(TM), launched in the fall, received product of the year awards from two key industry publications, Internet Telephony and Communications Convergence. The SHOUT900 is beginning to be deployed in live networks.

         o The Company completed ISO9001 audit and certification is imminent. This marks the Company's continued commitment to the service provider's business as it now begins the TL9000 certification process.

         o The Service Creation Community, of which net.com(TM) was a founder, held its first general membership meeting and announced today that British Telecom and Yipes Enterprise Services have joined the community to serve on the Service Provider Advisory Council, and appointed Association Management Solutions (AMS) as the organization's management company. AMS is a full service management firm that manages similar organizations such as the DSL Forum.

About net.com

         Network Equipment Technologies, Inc., doing business as net.com, builds service creation platforms for broadband, IP telephony, and multiservice networks. For network service providers and operators, net.com platforms enable a fast return on investment, lower operating expenses, and profit from rapid creation and delivery of new services to end users. net.com pioneered multiservice networking, used by service providers, government organizations, and businesses worldwide. A founder of the Service Creation Community, net.com leads in service creation, the new profitability model for network service providers.

Forward looking statements

Statements made in this press release other than statements of historical fact are forward-looking including, for example, those relating to products, customers, operations and new initiatives and relationships. Investors are cautioned that these statements are based upon current expectations, forecasts and assumptions that involve risks and uncertainty that may cause actual results, events or company performance to differ materially from those expressed or implied in the forward-looking statements. Among other risks and uncertainties, net.com may not be able to achieve expected sales revenue for new products. There is a risk we may not continue to meet additional development milestones for products and that their targeted markets may not accept the products. Also, efforts to assist service providers in bringing new services and other revenue generating services to market may not succeed. The economic downturn the market is experiencing, especially the telecom equipment sector, may impact earnings in future quarters. In addition to the factors set forth in the press release, the factors identified in net.com's filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q, could also affect the forward-looking statements contained in this press release. Network Equipment Technologies, Inc. disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

                                      # # #

Promina and SHOUTIP are registered trademarks, and net.com, SCREAM, Service Creation Manager, SHOUT900, SHOUTlink, and CellXpress are trademarks of Network Equipment Technologies, Inc.

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands except per share data)


                                                                    Quarter Ended
                                                                    -------------
                                                    Dec 27,                          Dec 28,
                                                      2002                             2001
                                                      ----                             ----
Revenue:                                                           (unaudited)
 Product                                              $  27,991                       $   19,379
 Service and other                                        5,014                            6,731
                                                     ----------                      -----------
  Total revenue                                          33,005                           26,110
                                                     ----------                      -----------

Costs of sales:
 Cost of product revenue                                 14,195                           14,042
 Cost of service and other revenue                        4,582                            5,680
                                                     ----------                      -----------
  Total cost of sales                                    18,777                           19,722
                                                     ----------                      -----------
Gross margin                                             14,228                            6,388

Operating expenses:
 Sales and marketing                                      7,880                            7,476
 Research and development                                 6,366                            6,905
 General and administrative                               2,707                            2,836
 Amortization of intangible assets                            -                              861
 Restructuring costs                                        689                              899
                                                     ----------                      -----------
  Total operating expenses                               17,642                           18,977
                                                     ----------                      -----------
Loss from operations                                     (3,414)                         (12,589)

Other income (expense)                                      167                            2,561
Interest income(expense), net                                75                              504
                                                     ----------                      -----------
Loss before taxes                                        (3,172)                          (9,524)

Tax provision (benefit)                                      32                           (1,347)
                                                     ----------                      -----------
Net loss before accounting change                        (3,204)                          (8,177)
                                                     ----------                      -----------

Cumulative effect of change in accounting principle,
 relating to goodwill                                         -                                -
                                                     ----------                      -----------
Net loss                                              $  (3,204)                       $  (8,177)
                                                     ----------                      -----------

Loss per share:
 Basic and Diluted                                       ($0.14)                          ($0.37)
                                                     ----------                      -----------

Cumulative effect of change in accounting principle,
 relating to goodwill                                     $0.00                            $0.00
                                                     ----------                      -----------

Common and Common Equiv. Shares:
 Basic and diluted                                       22,476                           22,116
                                                     ----------                      -----------

                                     FAS 142

   The following tables represent the impact on net loss and basic diluted loss per share from the reduction of amortization of goodwill and other intangible assets as if SFAS 142 was adopted in the first quarter of fiscal 2002:

   (in thousands except per share data)

                                                           Quarter ended
                                                           -------------
                                                       Dec 27,       Dec 28,
                                                        2002          2001
                                                        ----          ----

    Reported net loss                                $  (3,204)    $ (8,177)

    Workforce amortization                                   -           24

    Goodwill amortization                                    -          837
                                                    -----------    --------

    Adjusted net loss                                $  (3,204)    $ (7,316)
                                                    ===========    ========

    Basic and diluted loss per share:

    Reported basic loss per share                        (0.14)       (0.37)

    Workforce amortization per share                         -            -

    Goodwill amortization per share                          -         0.04
                                                    -----------    --------

    Adjusted basic and diluted loss per share        $   (0.14)    $  (0.33)
                                                    ===========    ========

    Common and common equiv. Shares used in
    calculation:
       Basic and diluted                                22,476       22,116
                                                    ===========    ========

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands except per share data)

                                                                Fiscal Year To Date
                                                                -------------------
                                                        Dec 27,                     Dec 28,
                                                         2002                        2001
                                                         ----                        ----
Revenue:                                                           (unaudited)
 Product                                               $  73,087                 $  54,072
 Service and other                                        15,212                    20,758
                                                      ----------                ----------
  Total revenue                                           88,299                    74,830
                                                      ----------                ----------

Costs of sales:
 Cost of product revenue                                  39,295                    35,781
 Cost of service and other revenue                        14,314                    19,110
                                                      ----------                ----------
  Total cost of sales                                     53,609                    54,891
                                                      ----------                ----------
Gross margin                                              34,690                    19,939

Operating expenses:
 Sales and marketing                                      24,279                    25,293
 Research and development                                 19,533                    26,784
 General and administrative                                8,479                     9,211
 Amortization of intangible assets                             -                     2,583
 Restructuring costs                                       1,861                       899
                                                      ----------                ----------
  Total operating expenses                                54,152                    64,770
                                                      ----------                ----------
Loss from operations                                     (19,462)                  (44,831)

Other income (expense)                                     7,346                     4,999
Interest income(expense), net                                427                     3,198
                                                      ----------                ----------
Loss before taxes                                        (11,689)                  (36,634)

Tax provision (benefit)                                   (2,296)                   (1,330)
                                                      ----------                ----------
Net loss before accounting change                         (9,393)                  (35,304)
                                                      ----------                ----------

Cumulative effect of change in accounting principle,
 Relating to goodwill                                     (9,592)                        -
                                                      ----------                ----------
Net loss                                               $ (18,985)                $ (35,304)
                                                      ==========                ==========

Loss per share:
 Basic and Diluted                                        ($0.85)                   ($1.60)
                                                      ==========                ==========

Cumulative effect of change in accounting principle,
 relating to goodwill                                     ($0.43)                    $0.00
                                                      ==========                ==========

Common and Common Equiv. Shares:
 Basic and diluted                                        22,383                    22,052
                                                      ==========                ==========

                                     FAS 142

         The following tables represent the impact on net loss and basic diluted loss per share from the reduction of amortization of goodwill and other intangible assets as if SFAS 142 was adopted in the first quarter of fiscal 2002:


         (in thousands except per share data)

                                                                          Nine months ended
                                                                          -----------------
                                                                       Dec 27,        Dec 28,
                                                                        2002           2001
                                                                        ----           ----

Reported net loss                                                    $ (18,985)      $(35,304)

Workforce amortization                                                       -             72

Goodwill amortization                                                        -          2,511
                                                                    ------------   ----------

Adjusted net loss                                                    $ (18,985)      $(32,721)
                                                                    ============   ==========

Basic and diluted loss per share:

Reported basic loss per share                                            (0.85)         (1.60)

Workforce amortization per share                                             -              -

Goodwill amortization per share                                              -           0.11
                                                                    ------------   ----------

Adjusted basic and diluted loss per share                             $  (0.85)      $  (1.49)
                                                                    ============   ==========

Common and common equiv. Shares used in calculation:
   Basic and diluted                                                    22,383        22,052
                                                                    ============   ==========

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                  Dec 27,                              March 29,
                                                   2002                                  2002
                                                   ----                                  ----
ASSETS:                                                        (unaudited)

 Cash and investments                             $88,437                                $94,897
 Accounts receivable, net                          19,046                                 19,501
 Inventories                                       16,336                                 14,804
 Prepaid expenses and other assets                  4,623                                  7,262
                                            --------------                       ---------------
   Total current assets                           128,442                                136,464

 Property and equipment, net                       36,111                                 37,972
 Software production costs, net                       169                                    563
 Goodwill and other intangibles, net                    0                                  9,592
 Other assets                                       2,766                                  2,831
                                            --------------                       ---------------
                                                 $167,488                               $187,422
                                            ==============                       ===============

LIABILITIES & STOCKHOLDERS' EQUITY:

 Accounts payable                                  $7,067                                 $7,870
 Other current liabilities                         19,994                                 21,523
                                            --------------                       ---------------
   Total current liabilities                       27,061                                 29,393

 Long term liabilities                              1,807                                  2,016
 7 1/4% convertible subordinated debentures        24,706                                 24,706
 Stockholders' equity                             113,914                                131,307
                                            --------------                       ---------------
                                                 $167,488                               $187,422
                                            ==============                       ===============